Exhibit 99

UTC REPORTS THIRD QUARTER 2017 RESULTS, RAISES 2017 OUTLOOK

•	Sales of $15.1 billion, up 5 percent versus prior year including 6 percent organic sales growth

•	Adjusted sales of $15.4 billion, up 6 percent versus prior year

•	GAAP EPS of $1.67, down 4 percent versus prior year

•	Adjusted EPS of $1.73, down 2 percent versus prior year

•	Increases 2017 full year adjusted EPS and low end of sales outlook

FARMINGTON, Conn., October 24, 2017 - United Technologies Corp. (NYSE:UTX) today reported third quarter 2017 results. All results in this release reflect continuing operations unless otherwise noted.
“United Technologies’ sustained investments in innovation have resulted in our best quarter of organic growth since 2011,” said UTC Chairman and Chief Executive Officer Greg Hayes. “Our strong quarterly and year-to-date results reflect our continued focus on executing on our strategic priorities. Against this backdrop and with clear line of sight into the fourth quarter, we are raising our full-year outlook, and now expect adjusted EPS of $6.58 to $6.63.*”
“We also remain confident in our path forward. This quarter, we announced the proposed acquisition of Rockwell Collins, which will be transformational for UTC,” Hayes continued. “Together, our combined businesses will be well-positioned to deliver significant value to our customers and shareowners by enhancing our ability to meet the growing demand for more innovative, integrated and digital solutions.”
Third quarter reported sales of $15.1 billion were up 5 percent, including 6 points of organic growth and 1 point of favorable foreign exchange, offset by 2 points of non-recurring items. GAAP EPS of $1.67 was down $0.07 (4 percent) versus the prior year and included $0.06 of restructuring and non-recurring items. Adjusted EPS of $1.73 was down 2 percent.
Net income for the quarter was $1.3 billion, down 8 percent versus the prior year. Cash flow from operations was a use of cash of $29 million and capital expenditures were $443 million. Free cash flow was an outflow of $472 million driven by a $1.9 billion discretionary contribution to the domestic defined benefit pension plan. Year-to-date free cash flow is $1.9 billion.
In the quarter, new equipment orders at Otis were down 4 percent at constant currency versus the prior year. Equipment orders at UTC Climate, Controls & Security increased by 2 percent organically. Commercial aftermarket sales were up 11 percent at both Pratt & Whitney and UTC Aerospace Systems.

UTC updates its 2017 outlook and now anticipates:

•	Adjusted EPS of $6.58 to $6.63, up from $6.45 to $6.60*;

•	Sales of $59.0 to $59.5 billion, up from $58.5 to $59.5 billion*;

•	No further significant share repurchases or acquisitions;

•	There is no change in the Company’s previously provided 2017 expectations for organic sales growth of 3 to 4 percent* or free cash flow of $3.0 to $3.5 billion.*
*Note: When we provide expectations for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.
United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or http://edge.media-server.com/m/p/8qvhbyz4, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").
We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Adjusted net sales, organic sales, adjusted operating profit, adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.
A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this press release. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.
When we provide our expectation for adjusted EPS, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.
Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions of United Technologies or the combined company following United Technologies’ proposed acquisition of Rockwell Collins, the anticipated benefits of the proposed acquisition, including estimated synergies, the expected timing of completion of the transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which United Technologies and Rockwell Collins operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses, including Rockwell Collins, into United Technologies’ existing businesses and realization of synergies and opportunities for growth and innovation; (4) future levels of indebtedness, including indebtedness expected to be incurred by United Technologies in connection with the posed Rockwell Collins merger, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases of United Technologies’ common stock, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash, including in connection with the proposed acquisition of Rockwell; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (9) new business or investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies and Rockwell Collins operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the EU, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which United Technologies and Rockwell Collins operate; (17) the ability of United Technologies and Rockwell Collins to receive the required regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approval of Rockwell Collins’ shareowners and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; (18) the occurrence of events that may give rise to a right of one or both of United Technologies or Rockwell Collins to terminate the merger agreement, including on circumstances that might require Rockwell Collins to pay a termination fee of $695 million to United Technologies or $50 million of expense reimbursement; (19) negative effects of the announcement or the consummation of the transaction on the market price of United Technologies’ and/or Rockwell Collins’ common stock and/or on their respective financial performance; (20) risks related to Rockwell Collins and United Technologies being restricted in its operation of the business while the merger agreement is in effect; (21) risks relating to the value of the United Technologies’ shares to be issued in the transaction, significant transaction costs and/or unknown liabilities; (22) risks associated with third party contracts containing consent and/or other provisions that may be triggered by United Technologies’ proposed acquisition of Rockwell Collins; (23) risks associated with potential merger-related litigation or appraisal proceedings; and (24) the ability of United Technologies and Rockwell Collins, or the combined company, to retain and hire key personnel. There can be no assurance that United Technologies’ proposed acquisition of Rockwell Collins or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies and

Rockwell Collins assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Additional Information
In connection with the proposed transaction, United Technologies has filed a registration statement on Form S-4, which includes a preliminary prospectus of United Technologies and a preliminary proxy statement of Rockwell Collins (the “proxy statement/prospectus”), and each party will file other documents regarding the proposed transaction with the SEC. The registration statement has not yet become effective and the proxy statement/prospectus included therein is in preliminary form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Rockwell Collins’ shareowners. Investors and security holders may obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from United Technologies or Rockwell Collins. The documents filed by United Technologies with the SEC may be obtained free of charge at United Technologies’ website at www.utc.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from United Technologies by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1‑860‑728‑7870 or by email at corpsec@corphq.utc.com. The documents filed by Rockwell Collins with the SEC may be obtained free of charge at Rockwell Collins’ website at www.rockwellcollins.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Rockwell Collins by requesting them by mail at Investor Relations, 400 Collins Road NE, Cedar Rapids, Iowa 52498, or by telephone at 1-319-295-7575.
Participants in the Solicitation
United Technologies and Rockwell Collins and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about United Technologies’ directors and executive officers is available in United Technologies’ proxy statement dated March 10, 2017, for its 2017 Annual Meeting of Shareowners. Information about Rockwell Collins’ directors and executive officers is available in Rockwell Collins’ proxy statement dated December 14, 2016, for its 2017 Annual Meeting of Shareowners and in Rockwell Collins’ Forms 8-K dated January 10, 2017 and April 13, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the acquisition when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from United Technologies or Rockwell Collins as indicated above.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2017	2016	2017	2016
Net Sales	$15,062	$14,354	$44,157	$42,585
Costs and Expenses:
Cost of products and services sold	11,043	10,342	32,220	30,737
Research and development	582	582	1,768	1,711
Selling, general and administrative	1,524	1,390	4,544	4,204
Total Costs and Expenses	13,149	12,314	38,532	36,652
Other income, net	250	211	1,095	600
Operating profit	2,163	2,251	6,720	6,533
Interest expense, net	223	225	662	673
Income from continuing operations before income taxes	1,940	2,026	6,058	5,860
Income tax expense	506	492	1,624	1,548
Income from continuing operations	1,434	1,534	4,434	4,312
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	104	91	279	271
Income from continuing operations attributable to common shareowners	1,330	1,443	4,155	4,041
Discontinued operations:
Income from operations	—	1	—	2
(Loss) gain on disposal	—	(4)	—	11
Income tax benefit (expense)	—	40	—	(12)
Income from discontinued operations attributable to common shareowners	—	37	—	1
Net income attributable to common shareowners	$1,330	$1,480	$4,155	$4,042
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.69	$1.76	$5.26	$4.90
From discontinued operations attributable to common shareowners	—	0.04	—	—
Total attributable to common shareowners	$1.69	$1.80	$5.26	$4.91
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.67	$1.74	$5.20	$4.86
From discontinued operations attributable to common shareowners	—	0.04	—	—
Total attributable to common shareowners	$1.67	$1.78	$5.20	$4.86
Weighted Average Number of Shares Outstanding:
Basic shares	788	822	790	824
Diluted shares	797	831	799	832
As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Net Sales
Otis	$3,156	$3,018	$9,091	$8,830
UTC Climate, Controls & Security	4,688	4,415	13,292	12,602
Pratt & Whitney	3,871	3,501	11,699	10,902
UTC Aerospace Systems	3,637	3,646	10,888	10,867
Segment Sales	15,352	14,580	44,970	43,201
Eliminations and other	(290)	(226)	(813)	(616)
Consolidated Net Sales	$15,062	$14,354	$44,157	$42,585

Operating Profit
Otis	$555	$584	$1,551	$1,631
UTC Climate, Controls & Security	828	801	2,664	2,279
Pratt & Whitney	229	340	1,024	1,136
UTC Aerospace Systems	616	600	1,771	1,720
Segment Operating Profit	2,228	2,325	7,010	6,766
Eliminations and other	40	18	25	47
General corporate expenses	(105)	(92)	(315)	(280)
Consolidated Operating Profit	$2,163	$2,251	$6,720	$6,533

Segment Operating Profit Margin
Otis	17.6%	19.4%	17.1%	18.5%
UTC Climate, Controls & Security	17.7%	18.1%	20.0%	18.1%
Pratt & Whitney	5.9%	9.7%	8.8%	10.4%
UTC Aerospace Systems	16.9%	16.5%	16.3%	15.8%
Segment Operating Profit Margin	14.5%	15.9%	15.6%	15.7%

As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2017 and 2016 include restructuring costs and significant non-recurring and non-operational items. See discussion above, "Use and Definitions of Non-GAAP Financial Measures," regarding consideration of such costs and items when evaluating the underlying financial performance.

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2017	2016	2017	2016
Net Sales	$15,062	$14,354	$44,157	$42,585
Significant non-recurring and non-operational items included in Net Sales:
Pratt & Whitney - charge resulting from customer contract matters	(385)	(184)	(385)	(184)
Adjusted Net Sales	$15,447	$14,538	$44,542	$42,769

Income from continuing operations attributable to common shareowners	$1,330	$1,443	$4,155	$4,041
Restructuring Costs included in Operating Profit:
Otis	(6)	(10)	(23)	(41)
UTC Climate, Controls & Security	(43)	(18)	(84)	(71)
Pratt & Whitney	2	21	(4)	(50)
UTC Aerospace Systems	(17)	(11)	(64)	(32)
Eliminations and other	(1)	(5)	(2)	(7)
	(65)	(23)	(177)	(201)
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security	—	(11)	379	(23)
Pratt & Whitney	(196)	(95)	(196)	(95)
Eliminations and other	93	—	94	—
	(103)	(106)	277	(118)
Total impact on Consolidated Operating Profit	(168)	(129)	100	(319)
Significant non-recurring and non-operational items included in Interest Expense, Net	9	2	9	2
Tax effect of restructuring and significant non-recurring and non-operational items above	54	52	(50)	112
Significant non-recurring and non-operational items included in Income Tax Expense	55	56	55	56
Less: Impact on Net Income from Continuing Operations Attributable to Common Shareowners	(50)	(19)	114	(149)
Adjusted income from continuing operations attributable to common shareowners	$1,380	$1,462	$4,041	$4,190

Diluted Earnings Per Share from Continuing Operations	$1.67	$1.74	$5.20	$4.86
Impact on Diluted Earnings Per Share from Continuing Operations	(0.06)	(0.02)	0.14	(0.18)
Adjusted Diluted Earnings Per Share from Continuing Operations	$1.73	$1.76	$5.06	$5.04

Effective Tax Rate - Continuing Operations	26.1%	24.3%	26.8%	26.4%
Impact on Effective Tax Rate - Continuing Operations	3.2%	3.6%	0.6%	1.4%
Adjusted Effective Tax Rate - Continuing Operations	29.3%	27.9%	27.4%	27.8%

Details of the significant non-recurring and non-operational items included within operating profit, interest and income tax of continuing operations for the quarter and nine months ended September 30, 2017 and 2016 above are as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2017	2016	2017	2016
Significant non-recurring and non-operational items included in Operating Profit:
UTC Climate, Controls & Security
Gain on sale of investments in Watsco, Inc.	$—	$—	$379	$—
Acquisition and integration costs	—	(11)	—	(23)
Pratt & Whitney
Charge resulting from customer contract matters	(196)	(95)	(196)	(95)
Eliminations & other
Gain on sale of available-for-sale securities	120	—	121	—
Transaction costs related to merger agreement with Rockwell Collins, Inc.	(27)	—	(27)	—
	$(103)	$(106)	$277	$(118)

Significant non-recurring and non-operational items included in Interest Expense, Net
Favorable pre-tax interest adjustments related to expiration of tax statute of limitations	$9	$—	$9	$—
Favorable pre-tax interest adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	2	—	2
	$9	$2	$9	$2
Significant non-recurring and non-operational items included in Income Tax Expense
Favorable income tax adjustments related to expiration of tax statute of limitations	$55	$—	$55	$—
Favorable income tax adjustments, primarily related to Goodrich Corporation's 2011 - 2012 tax years	—	56	—	56
	$55	$56	$55	$56

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous two pages)

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Adjusted Net Sales
Otis	$3,156	$3,018	$9,091	$8,830
UTC Climate, Controls & Security	4,688	4,415	13,292	12,602
Pratt & Whitney	4,256	3,685	12,084	11,086
UTC Aerospace Systems	3,637	3,646	10,888	10,867
Segment Sales	15,737	14,764	45,355	43,385
Eliminations and other	(290)	(226)	(813)	(616)
Adjusted Consolidated Net Sales	$15,447	$14,538	$44,542	$42,769

Adjusted Operating Profit
Otis	$561	$594	$1,574	$1,672
UTC Climate, Controls & Security	871	830	2,369	2,373
Pratt & Whitney	423	414	1,224	1,281
UTC Aerospace Systems	633	611	1,835	1,752
Segment Operating Profit	2,488	2,449	7,002	7,078
Eliminations and other	(53)	22	(69)	53
General corporate expenses	(104)	(91)	(313)	(279)
Adjusted Consolidated Operating Profit	$2,331	$2,380	$6,620	$6,852

Adjusted Segment Operating Profit Margin
Otis	17.8%	19.7%	17.3%	18.9%
UTC Climate, Controls & Security	18.6%	18.8%	17.8%	18.8%
Pratt & Whitney	9.9%	11.2%	10.1%	11.6%
UTC Aerospace Systems	17.4%	16.8%	16.9%	16.1%
Adjusted Segment Operating Profit Margin	15.8%	16.6%	15.4%	16.3%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended September 30, 2017 Compared with Quarter Ended September 30, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	1%	1%	1%	5%
UTC Climate, Controls & Security	4%	2%	—	—	6%
Pratt & Whitney	15%	2%	—	(6)%	11%
UTC Aerospace Systems	—	—	—	—	—

Consolidated	6%	1%	—	(2)%	5%

Nine Months Ended September 30, 2017 Compared with Nine Months Ended September 30, 2016

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	2%	(1)%	1%	1%	3%
UTC Climate, Controls & Security	4%	(1)%	2%	—	5%
Pratt & Whitney	8%	1%	—	(2)%	7%
UTC Aerospace Systems	1%	—	(1)%	—	—

Consolidated	4%	—	—	—	4%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2017	2016
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$8,523	$7,157
Accounts receivable, net	13,128	11,481
Inventories and contracts in progress, net	10,083	8,704
Other assets, current	1,229	1,208
Total Current Assets	32,963	28,550
Fixed assets, net	9,763	9,158
Goodwill	27,916	27,059
Intangible assets, net	15,955	15,684
Other assets	9,755	9,255
Total Assets	$96,352	$89,706

Liabilities and Equity
Short-term debt	$3,197	$2,204
Accounts payable	8,999	7,483
Accrued liabilities	13,053	12,219
Total Current Liabilities	25,249	21,906
Long-term debt	24,063	21,697
Other long-term liabilities	14,920	16,638
Total Liabilities	64,232	60,241
Redeemable noncontrolling interest	429	296
Shareowners' Equity:
Common Stock	17,398	17,190
Treasury Stock	(35,575)	(34,150)
Retained earnings	55,385	52,873
Accumulated other comprehensive loss	(7,327)	(8,334)
Total Shareowners' Equity	29,881	27,579
Noncontrolling interest	1,810	1,590
Total Equity	31,691	29,169
Total Liabilities and Equity	$96,352	$89,706

Debt Ratios:
Debt to total capitalization	46%	45%
Net debt to net capitalization	37%	36%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2017	2016	2017	2016
Operating Activities of Continuing Operations:
Net income from continuing operations	$1,434	$1,534	$4,434	$4,312
Adjustments to reconcile net income from continuing operations to net cash flows (used in) provided by operating activities of continuing operations:
Depreciation and amortization	543	496	1,582	1,456
Deferred income tax provision	222	53	724	273
Stock compensation cost	49	16	145	112
Change in working capital	196	(103)	(358)	(699)
Global pension contributions	(1,929)	(18)	(2,008)	(125)
Canadian government settlement	—	—	(246)	(237)
Other operating activities, net	(544)	(17)	(1,163)	(525)
Net cash flows (used in) provided by operating activities of continuing operations	(29)	1,961	3,110	4,567
Investing Activities of Continuing Operations:
Capital expenditures	(443)	(394)	(1,214)	(1,043)
Acquisitions and dispositions of businesses, net	(10)	101	(159)	(387)
Proceeds from sale of investments in Watsco, Inc.	—	—	596	—
Increase in collaboration intangible assets	(95)	(102)	(290)	(301)
Proceeds (payments) from settlements of derivative contracts	111	(115)	(183)	(29)
Other investing activities, net	(231)	(9)	(408)	(139)
Net cash flows used in investing activities of continuing operations	(668)	(519)	(1,658)	(1,899)
Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	55	(41)	2,457	2,281
Increase (decrease) in short-term borrowings, net	368	115	400	(63)
Dividends paid on Common Stock	(533)	(526)	(1,541)	(1,561)
Repurchase of Common Stock	(60)	(492)	(1,430)	(528)
Other financing activities, net	(71)	(173)	(179)	(332)
Net cash flows used in financing activities of continuing operations	(241)	(1,117)	(293)	(203)
Discontinued Operations:
Net cash used in operating activities	—	(23)	—	(2,486)
Net cash provided by investing activities	—	—	—	6
Net cash flows used in discontinued operations	—	(23)	—	(2,480)
Effect of foreign exchange rate changes on cash and cash equivalents	113	18	208	28
Net (decrease) increase in cash, cash equivalents and restricted cash	(825)	320	1,367	13
Cash, cash equivalents and restricted cash, beginning of period	9,381	6,813	7,189	7,120
Cash, cash equivalents and restricted cash, end of period	8,556	7,133	8,556	7,133
Less: Restricted cash, included in Other assets	33	26	33	26
Cash and cash equivalents, end of period	$8,523	$7,107	$8,523	$7,107

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$1,330		$1,443
Net cash flows (used in) provided by operating activities of continuing operations	$(29)		$1,961
Net cash flows (used in) provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		(2)%		136%
Capital expenditures	(443)		(394)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(33)%		(27)%
Free cash flow from continuing operations	$(472)		$1,567
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		(35)%		109%

	Nine Months Ended September 30,
	(Unaudited)
(Millions)	2017		2016

Net income attributable to common shareowners from continuing operations	$4,155		$4,041
Net cash flows provided by operating activities of continuing operations	$3,110		$4,567
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		75%		113%
Capital expenditures	(1,214)		(1,043)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(29)%		(26)%
Free cash flow from continuing operations	$1,896		$3,524
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		46%		87%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation. As previously disclosed in our 2016 Form 10-K, in 2016 we early adopted Accounting Standards Update (ASU) 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments and ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. Amounts previously reported for the quarter and nine months ended September 30, 2016 have been restated as required upon adoption of these ASUs. These restatements had an immaterial impact to the Condensed Consolidated Financial Statements as of September 30, 2016 and for the quarter and nine months then ended.
Debt to total capitalization equals total debt divided by total debt plus equity.  Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.